Exhibit (8)(q)(1)

AMENDMENT ONE

Effective October 1, 2006

The Fund Participation Agreement between Janus Aspen Series, Janus Distributors LLC and Sun Life Assurance Company of Canada (U.S.) is amended as follows:

1.	Sun Life Insurance and Annuity Company of New York is added as a party to the Agreement.

2.	Schedule A is deleted and replaced by the following:

Schedule A

Separate Accounts

Sun Life (U.S.) Separate Account G

Sun Life (U.S.) Separate Account H

Sun Life (N.Y.) Separate Account H

Sun Life (N.Y.) Separate Account J

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

JANUS ASPEN SERIES

By:	/s/ Kelley Abbott Howes

Name:	Kelley Abbott Howes

Title:	President and CEO

Date:_______________

JANUS DISTRIBUTORS LLC

By:	/s/ Michelle Rosenberg

Name:	Michelle Rosenberg

Title:	Assistant Vice President

Date:_______________

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

For the President By: /s/ John E. Coleman Name: John E. Coleman Title: Vice President Date:	For the Secretary By: /s/ Susan Lazzo Name: Susan Lazzo Title: Senior Counsel Date:10.12.06

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

For the President By: /s/ John E. Coleman Name: John E. Coleman Title: Vice President Date:	For the Secretary By: /s/ Susan Lazzo Name: Susan Lazzo Title: Senior Counsel Date:10.12.06

Exhibit (8)(q)(1)

AMENDMENT TWO

Effective January 29, 2007

The Fund Participation Agreement between Janus Aspen Series, Janus Distributors LLC, Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York, amended October 1, 2006, is amended further as follows:

Schedule A is deleted and replaced by the following:

Schedule A

Separate Accounts

Sun Life (U.S.) Separate Account G

Sun Life (U.S.) Separate Account H

Sun Life (N.Y.) Separate Account H

Sun Life (N.Y.) Separate Account J

Sun Life (U.S.) Separate Account R

Sun Life (U.S.) Separate Account S

Sun Life (N.Y.) Separate Account L

Sun Life (N.Y.) Separate Account M

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

JANUS ASPEN SERIES

By:	/s/ Kelley Abbott Howes

Name:	Kelley Abbott Howes

Title:	President and CEO

Date:_______________

JANUS DISTRIBUTORS LLC

By:	/s/ Dominic Martellaro

Name:	Dominic Martellaro

Title:	President

Date:_______________

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

For the President By: /s/ Raymond Scanlon Name: Raymond Scanlon Title: Vice President Date:	For the Secretary By: /s/ Bruce Teichner Name: Bruce Teichner Title: Assistant Vice President and Senior Counsel Date:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

For the President By: /s/ Raymond Scanlon Name: Raymond Scanlon Title: Vice President Date:	For the Secretary By: /s/ Bruce Teichner Name: Bruce Teichner Title: Assistant Vice President and Senior Counsel Date:

Exhibit (8)(q)(1)

Amendment No. 3 to Fund Participation Agreement

(Institutional Shares)

This Amendment to the Participation Agreement (“Agreement”), dated November 16, 2005, between Janus Aspen Series (the “Trust”), Janus Distributors LLC (the “Distributor”) and Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York (collectively the “Company”) is effective this 1st day of January, 2012. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the Trust and the Company desire to distribute the prospectuses of the Fund pursuant to Rule 498 of the Securities Act of 1933 (“Rule 498”); and

WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1.	For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.

The Trust shall provide the Company with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Agreement requires that the Trust provide the Company with Statutory Prospectuses and any Supplements thereto.

3.	The Trust and/or the Distributor shall be responsible for compliance with Rule 498(e).

4.

The Trust and Distributor each represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Trust. The Trust further represents and warrants that it has appropriate policies and procedures in place in accordance with Rule 498(e)(4) to ensure that such web site continuously complies with Rule 498.

Exhibit (8)(q)(1)

5.

The Trust and Distributor each agrees that the URL indicated on each Summary Prospectus will lead Company contract owners (“Contract Owners”) directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Trust documents required to be posted in compliance with Rule 498. To the extent that the web page is not available to Contract Owners, the Trust or Distributor shall promptly post notification on the applicable web page of any interruptions in availability of this web page and will promptly notify the Company of any interruptions that exist or are expected to exist for more than 48 hours, excluding weekends or holidays. The Trust and Distributor agree that the web landing page used for hosting Summary Prospectuses will not contain any non-Janus related content.

6.

The Trust and Distributor represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract Owner requests for additional Trust documents made directly to the Trust, Distributor or one of their affiliates. The Trust and Distributor further represent and warrant that any information obtained about Contract Owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Trust documents.

7.	The Company represents and warrants that it will respond to requests for additional Trust documents made by Contract Owners directly to the Company or one of its affiliates.

8.	The Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses for which the Company is responsible will be done in compliance with Rule 498.

9.

At the Company’s request, Distributor and/or the Trust will provide the Company with URLs to the current Trust documents for use with Company’s electronic delivery of Trust documents or on the Company’s website. Distributor and/or the Trust will be responsible for ensuring the integrity of the URLs and for maintaining the Trust’s current documents on the website to which such URLs originally navigate.

10.	If the Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust and/or Distributor will provide the Company with at least 60 days’ advance notice of its intent.

11.

The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable. Additionally, the Trust and Distributor agree to indemnify the Company for any and all losses that arise directly from any Trust or Distributor non-compliance with Rule 498 and results in any losses or expense to the Company or its customers, provided that the Trust or Distributor may cure any deficiencies with respect to the applicable web page by the safe harbor set forth in Rule 498(e)(4).

Exhibit (8)(q)(1)

12.

The parties agree that the Company is not required to distribute Summary Prospectuses to Contract Owners, but rather that the use of the Summary Prospectuses will be at the discretion of the Company. At this time, the Company intends use of the Summary Prospectuses for its Annuity business and continued use of the Statutory Prospectuses as the Company deems appropriate.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the date first written above.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:	/s/ Stephen Deschenes

Name and Title: Stephen Deschenes, Senior Vice President

Date: 12.6.11

By:	/s/ Susan Lazzo

Name and Title: Susan J. Lazzo, AVP & Senior Counsel

Date: 12.6.11

JANUS ASPEN SERIES

By:	/s/ Stephanie Grauerholz

Name and Title: Stephanie Grauerholz, Vice President

Date: 12/19/2011

JANUS DISTRIBUTORS LLC

By:	/s/ Russell P. Shipman

Name and Title: Russell P. Shipman, Senior Vice President

Date: 12/19/2011

Exhibit (8)(q)(1)

AMENDMENT FOUR

Effective December 1, 2011

The Fund Participation Agreement between Janus Aspen Series, Janus Distributors LLC, Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York, dated November 16, 2005 and amended October 1, 2006, January 29, 2007 and January 1, 2012 (“Agreement”) is amended further as follows:

1.	Schedule A is deleted and replaced by the following:

Schedule A

Separate Accounts

Sun Life (U.S.) Separate Account G

Sun Life (U.S.) Separate Account H

Sun Life (N.Y.) Separate Account H

Sun Life (N.Y.) Separate Account J

Sun Life (U.S.) Separate Account R

Sun Life (U.S.) Separate Account S

Sun Life (N.Y.) Separate Account L

Sun Life (N.Y.) Separate Account M

Sun Life (U.S.) Separate Account M

2.	Section 3.11 of the Agreement is deleted in its entirety and replaced with the following:

“3.11 The Company represents and warrants that it is in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. The Company further represents that it has policies and procedures in place to detect money laundering and terrorist financing, including the reporting of suspicious activity.”

3.	The following shall be added to the end of Section III:

“3.14.The Company is a “financial intermediary” as defined by Securities and Exchange Commission Rule 22c-2 of the 1940 Act (“The Rule”), and has entered into an appropriate agreement with the Trust or one of its affiliates pursuant to the requirements of The Rule.”

4.	The Agreement, as supplemented by this Amendment, is ratified and confirmed.

Exhibit (8)(q)(1)

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

JANUS ASPEN SERIES

By:	/s/ Stephanie Grauerholz
Name: Stephanie Grauerholz,
Title: Vice President
Date:	1/11/2012

JANUS DISTRIBUTORS LLC

By:	/s/ Russell P. Shipman
Name: Russell P. Shipman
Title: Senior Vice President
Date:	1/11/2012

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

For the President		For the Secretary
By:	/s/ David R. Nix	By:	/s/ Susan Lazzo
Name: David R. Nix		Name: Susan J. Lazzo
Title: Assistant Vice President		Title: Assistant Vice President and Senior Counsel
Date: 1/4/12		Date: 1.4.12

Exhibit (8)(q)(1)

AMENDMENT FIVE TO FUND PARTICIPATION AGREEMENT

Effective September 9, 2020

The Fund Participation Agreement between Janus Aspen Series (the “Trust”), Janus Distributors LLC (the “Distributor”), Delaware Life Insurance Company (formerly Sun Life Assurance Company of Canada (U.S.)) and Delaware Life Insurance Company of New York (formerly Sun Life Insurance and Annuity Company of New York) (collectively, the “Company”) dated November 16, 2005 and amended October 1, 2006, January 29, 2007, January 1, 2012 and December 1, 2011 (“Agreement”) is amended further as follows:

WHEREAS, Sun Life Assurance Company of Canada (U.S) changed its name to Delaware Life Insurance Company, effective July 21, 2014, and renamed each Account listed on Schedule A to reflect its Delaware Life name;

WHEREAS, Sun Life Insurance and Annuity Company of New York changed its name to Delaware Life Insurance Company of New York, effective July 21, 2014, and renamed each Account listed on Schedule A to reflect its Delaware Life NY name;

WHEREAS, the parties wish to redefine “Shares” in the Agreement;

WHEREAS, the parties wish to add an Account to Schedule A; and

WHEREAS, the parties wish to update Schedule B.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The Agreement is hereby amended to change the name of Sun Life Assurance Company of Canada (U.S.), in each place where such name appears, to Delaware Life Insurance Company.

2.	The Agreement is hereby amended to change the name of Sun Life Insurance and Annuity Company of New York, in each place where such name appears, to Delaware Life Insurance Company of New York.

3.	All references to “Shares” in the Agreement shall mean Service Shares and Institutional Shares of each of the Portfolios.

4.	Article I of the Agreement is hereby amended by adding the following:

“1.12 In lieu of applicable provisions set forth in paragraphs 1.3 and 1.4 above, the parties may agree to execute orders and wire payments for purchases and redemptions through NSCC’s Fund/SERV System. These such activities will be governed by the provisions set forth in a Fund/SERV Agreement.

1.13 The Company may appoint a third-party service provider, from time to time, to provide certain transactional services relating to Accounts under this Agreement. Such transactional services may include receiving, collecting, transmitting, purchasing, exchanging and redeeming orders of mutual fund shares on Company’s behalf, pursuant to the applicable terms of this Agreement. Company acknowledges that it shall be liable for the performance of all duties and obligations under the Agreement, regardless of whether such duties or obligations are performed directly by Company or through a third-party service provider, as if Company had provided such services directly, including but not limited to, the actions or inactions of any third-party service provider.

Exhibit (8)(q)(1)

5.	Article 2.4 is hereby deleted in its entirety and replaced with the following:

“2.4 The Company agrees and acknowledges that Janus Henderson Group plc (“Janus Henderson”) or its affiliate is the sole owner of the name and mark “Janus” and/or “Janus Henderson.” All references contained in this Agreement to “the name or mark ‘Janus’ and/or ‘Janus Henderson’” shall include but not be limited to the Janus Henderson logo, the website www.janushenderson.com and any and all electronic links relating to such website. Neither the Company, nor its affiliates, employees, or agents shall, without prior written consent of Janus Henderson, use the name or mark “Janus” and/or “Janus Henderson,” including any derivations thereof, or make representations regarding the Trust, Janus Henderson, or their affiliates, or any products or services sponsored, managed, advised, or administered by the Trust, Janus Henderson, or their affiliates, except those contained in the then-current Prospectus and the then-current printed sales literature for the Shares of the Portfolios. The Company will make no use of the name or mark “Janus” and/or “Janus Henderson,” including any derivations thereof, except as expressly provided in this Agreement or expressly authorized by Janus Henderson in writing. All goodwill associated with the name and mark “Janus” and/or “Janus Henderson,” including any derivations thereof, shall inure to the benefit of Janus Henderson or its affiliate. Upon termination of this Agreement for any reason, the Company shall immediately cease any and all use of any Janus and/or Janus Henderson mark(s).”

6.	Article VII, Notices, shall be revised as follows:

If to the Company:

Delaware Life Insurance Company and

Delaware Life Insurance Company of New York

1601 Trapelo Road, Suite 30

Waltham, MA 02451

Attn: Associate General Counsel,

 Product, Operations and Distribution

If to the Trust:

Janus Aspen Series

151 Detroit Street

Denver, Colorado 80206

Attention: Head of Legal U.S.

If to the Distributor:

Janus Distributors LLC

151 Detroit Street

Denver, Colorado 80206

Attention: Head of Legal U.S.

7.	Schedule A is deleted in its entirety and replaced by the attached amended Schedule A.

8.	Schedule B is deleted in its entirety and replaced by the attached amended Schedule B.

9.	The Agreement, as supplemented by this Amendment, is ratified and confirmed.

Exhibit (8)(q)(1)

This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., facsimile or emailed portable document format (PDF)), and the parties hereby adopt as original any signatures received via electronically transmitted form. Facsimile or electronic signatures will have the same legal effect as original signatures.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement Amendment as of the date and year first above written.

JANUS ASPEN SERIES

By:	/s/ Byron Hittle
Name:	Byron Hittle
Title:	Interim Vice President, Secretary
Date:	October 8, 2020

JANUS DISTRIBUTORS LLC

By	/s/ Russ Shipman
Name:	Russ Shipman
Title:	SVP & Managing Director
Date:	October 8, 2020

DELAWARE LIFE INSURANCE COMPANY
(formerly SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.))

By:	/s/ Dale Uthoff
Name:	Dale Uthoff
Title:	Authorized Signer
Date:	9/9/20

DELAWARE LIFE INSURANCE COMPANY OF NEW YORK
(formerly SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK)

By:	/s/ Dale Uthoff
Name:	Dale Uthoff
Title:	Authorized Signer
Date:	9/9/20

Exhibit (8)(q)(1)

Schedule A

Separate Accounts

Delaware Life Variable Account F

Delaware Life Variable Account G (formerly Sun Life (U.S.) Separate Account G)

Delaware Life Variable Account H (formerly Sun Life (U.S.) Separate Account H)

Delaware Life NY Variable Account H (formerly Sun Life (N.Y.) Separate Account H)

Delaware Life NY Variable Account J (formerly Sun Life (N.Y.) Separate Account J)

Delaware Life Variable Account R (formerly Sun Life (U.S.) Separate Account R)

Delaware Life Variable Account S (formerly Sun Life (U.S.) Separate Account S)

Delaware Life NY Variable Account L (formerly Sun Life (N.Y.) Separate Account L)

Delaware Life NY Variable Account M (formerly Sun Life (N.Y.) Separate Account M)

Delaware Life Variable Account M (formerly Sun Life (U.S.) Separate Account M)

Exhibit (8)(q)(1)

Schedule B

List of Portfolios

All Portfolios of Institutional and Services Shares of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series).